PRESS RELEASE

Clorox Reports Q3 Results; Updates Outlook for Fiscal 2012 and Provides Initial Outlook for Fiscal 2013

OAKLAND, Calif., May 2, 2012 – The Clorox Company (NYSE: CLX) today reported 7 percent sales growth and 4 percent volume growth for its third quarter, which ended March 31. These results include the benefit of new businesses acquired earlier in the fiscal year. Excluding the acquisitions, volume increased 2 percent and sales grew a strong 6 percent.

“I’m very pleased with our top-line growth in the third quarter,” said Chairman and Chief Executive Officer Don Knauss. “We delivered our highest year-over-year sales growth in more than three years. In our U.S. business, sales grew more than 8 percent, and were up more than 6 percent excluding acquisitions. Our categories continued to recover and our market share reached an all-time high. At the same time, margin results were below expectations and remain an area of focus. Looking ahead, we expect margins to begin stabilizing next fiscal year.”

All results in this press release are on a continuing operations basis unless otherwise stated, and some results are reported on a non-GAAP basis. See “Non-GAAP Financial Information” below and the tables toward the end of this press release for more information and a reconciliation of key third-quarter results.

Fiscal Third-Quarter Results
Following is a summary of key third-quarter results. All comparisons are with the third quarter of fiscal year 2011.
*	$1.02 diluted EPS
*	4% volume growth
*	7% sales growth

Clorox reported third-quarter earnings from continuing operations of $134 million, or $1.02 diluted EPS. This compares with $141 million from continuing operations, or $1.02 diluted EPS, in the year-ago quarter. Current quarter results reflected the impact of higher costs for raw materials, manufacturing and logistics, and unfavorable product and country mix, as well as investments in the company’s Information Technology (IT) systems and research and development (R&D) facilities. These factors were partially offset by the benefit of price increases and strong cost savings.

Volume for the third quarter of fiscal year 2012 increased 4 percent and sales grew 7 percent, with both delivering gains in all four of the company’s reportable segments. Sales growth was primarily driven by volume growth behind product innovation across the portfolio and strong retailer merchandising on several brands. Also contributing to sales growth were the benefit of price increases, and the Aplicare, Inc. and HealthLink acquisitions.

Gross margin decreased 180 basis points to 42.3 percent from 44.1 percent in the year-ago quarter. As anticipated, the decrease in the current quarter gross margin was primarily driven by higher commodity, manufacturing and logistics costs due to inflationary pressure. In addition, unfavorable product and country mix contributed to the decline, due in part to strong retailer merchandising support of larger, more value-oriented products which tend to have somewhat lower margins. These factors were partially offset by the benefit of price increases and strong cost savings.

Year-to-date net cash provided by continuing operations was $333 million, down from $387 million in the year ago period. The change was primarily due to lower tax payments in the year-ago period resulting from favorable tax depreciation rules. For the full fiscal year, Clorox anticipates free cash flow of about 9 percent of sales. The company defines free cash flow as cash provided by continuing operations less capital expenditures.

Key Segment Results
Following is a summary of key third-quarter results by reportable segment. All comparisons are with the third quarter of fiscal year 2011.

Cleaning
(Laundry, Home Care, Away From Home)
*	7% volume growth
*	10% sales growth
*	13% pretax earnings growth

Volume growth in the segment was driven by gains in the Away From Home and Home Care business units. Away from Home grew volume by strong double digits, driven by the recent acquisitions, new products and expanded distribution in health care channels. Home Care volume increased due to higher shipments of Clorox® disinfecting wipes and Clorox® bathroom cleaners behind new products and increased merchandising activity. These results were partially offset by lower shipments in the Laundry business unit primarily due to the negative volume impact of price increases on Clorox 2® stain fighter & color booster and Clorox® bleach. Laundry sales grew behind the price increases. Pretax earnings for the segment reflected higher sales and strong cost savings, partially offset by higher commodity costs and unfavorable product mix.

Household
(Bags and Wraps, Charcoal, Cat Litter)
*	2% volume growth
*	6% sales growth
*	5% pretax earnings growth

Volume growth for the segment was driven by higher shipments in all three business units, with the biggest gains in the Bags and Wraps business unit behind strong growth on Glad® OdorShield® trash bags with Febreze® and Glad® food storage products. Segment sales growth outpaced volume growth primarily due to the benefit of price increases. Pretax earnings reflected higher sales and cost savings. These factors were partially offset by higher costs for manufacturing and logistics and commodities.

Lifestyle
(Dressings and Sauces, Water Filtration, Global Natural Personal Care)
*	4% volume growth
*	10% sales growth
*	13% pretax earnings growth

The segment’s volume growth was driven by higher shipments in all three business units. The largest gain was in Water Filtration, due to the successful launch of the Brita Bottle®, which allows consumers to drink filtered water on-the-go. Natural Personal Care also had solid volume growth behind the new gud® natural personal care line. Segment sales growth outpaced volume growth due to the benefit of price increases. Pretax earnings reflected higher sales and cost savings, partially offset by higher commodity costs and unfavorable product mix.

International
(All countries outside of the U.S., excluding Natural Personal Care)
*	1% volume growth
*	4% sales growth
*	49% pretax earnings decrease

The company’s largest international region, Latin America, saw strong volume gains due to higher shipments of home care products in Argentina, Mexico, and Perú. These results were partially offset by reduced shipments in the nonstrategic export business, and a double-digit volume decrease in Venezuela resulting from retailer and consumer uncertainty following the government’s announcement of a new pricing control law. Sales growth outpaced volume growth primarily due to the benefit of price increases, partially offset by higher trade-promotion spending and unfavorable foreign currency exchange rates. Pretax earnings reflected the impact of inflationary pressure on manufacturing and logistics costs, investments in IT systems, higher advertising expense in support of business growth, and unfavorable product and country mix.

Clorox Updates Outlook for Fiscal 2012
*	Sales growth of about 4 percent
*	Gross margin decrease of 125 bps – 150 bps
*	Diluted EPS in the range of $4.00-$4.10 (unchanged)

Clorox now anticipates fiscal year 2012 sales growth of about 4 percent, versus the previous outlook of 2 percent to 4 percent. This reflects improvement in the company’s U.S. categories and strong results behind innovation, execution of price increases and retailer merchandising. Clorox anticipates that sales growth in the fourth quarter will be solidly positive but not as strong as the 7 percent growth in the third quarter, due to a comparison against the company’s highest sales quarter of last fiscal year, when sales grew 4 percent.

Due to the continued negative effect of product and country mix, the company now anticipates a gross margin decrease in the range of 125 basis points to 150 basis points, versus the previous outlook of a decrease of 50 basis points to 75 basis points. The company’s prior outlook for cost savings, price increases, and the combined inflationary pressures on commodities and manufacturing remain unchanged.

This updated earnings outlook continues to include combined infrastructure and restructuring-related expenses in the range of $50 million to $55 million in fiscal year 2012.

“Our multiyear plan for the global IT systems and R&D facilities investments remains on track,” said Senior Vice President – Chief Financial Officer Steve Robb. “We believe these strategic investments will increase productivity and provide platforms for growth, increased innovation and future cost savings. We continue to anticipate completing the projects in fiscal year 2013 with benefits expected to follow beginning in fiscal year 2014.”

Clorox Provides Initial Fiscal 2013 Financial Outlook
*	2-4 percent sales growth
*	EBIT margin about flat
*	Diluted EPS in the range of $4.20-$4.35

Clorox anticipates sales growth for fiscal year 2013 in the range of 2 percent to 4 percent. This reflects continued category and market share momentum supported by further innovation across the company’s brands, moderated by uncertainty in some international markets and a more challenging comparison to strong fiscal year 2012 sales growth.

Clorox anticipates earnings before interest and taxes (EBIT) margin (EBIT as a percentage of net sales) to be about flat, reflecting modest gross margin improvement offset by somewhat higher administrative expense. The company currently anticipates that cost savings and price increases will offset inflationary pressure on commodities and other manufacturing costs.

Clorox continues to expect spending against its systems and facilities investments, as well as other restructuring-related initiatives, to be about equal to fiscal year 2012, or in the range of $50 million to $55 million. These investments also enable an expected one-time gain of 5 cents to 7 cents diluted EPS related to global real estate optimization initiatives, including the planned sale of the company’s former R&D facility in Pleasanton, Calif. Clorox anticipates this one-time gain will be more than offset by the impact of a higher effective tax rate of about 34 percent for the fiscal year.

Net of all these factors, Clorox anticipates fiscal year 2013 diluted EPS from continuing operations in the range of $4.20 to $4.35.

For More Detailed Financial Information
Visit the Investors: Financial Results section of the company’s website at www.TheCloroxCompany.com for the following:

*	Supplemental volume and sales growth information
*	Supplemental gross margin driver information
*	Reconciliation of certain non-GAAP financial information, including earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA)
*	Supplemental balance sheet and cash flow information
*	Supplemental price-change information

Note: Percentage and basis-point changes noted in this news release are calculated based on rounded numbers. Supplemental materials are available in the Investors: Financial Results section of the company’s website at www.TheCloroxCompany.com.

Today’s Webcast

Today at 10:30 a.m. Pacific time (1:30 p.m. Eastern time), Clorox will host a live audio webcast of a discussion with the investment community regarding the company’s third-quarter results. The webcast can be accessed at http://investors.thecloroxcompany.com/events.cfm. Following a live discussion, a replay of the webcast will be archived for one week on the company’s website.

The Clorox Company

The Clorox Company is a leading manufacturer and marketer of consumer products with 8,100 employees and fiscal year 2011 revenues of $5.2 billion. Clorox markets some of consumers' most trusted and recognized brand names, including its namesake bleach and cleaning products, Green Works® naturally derived home care products, Pine-Sol® cleaners, Poett® home care products, Fresh Step® cat litter, Kingsford® charcoal, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration products, Glad® bags, wraps and containers, and Burt’s Bees® and gud™ natural personal care products. Nearly 90 percent of the company’s brands hold the No. 1 or No. 2 market share positions in their categories. The company’s products are manufactured in more than two dozen countries and marketed in more than 100 countries. Clorox is committed to making a positive difference in the communities where its employees work and live. Founded in 1980, The Clorox Company Foundation has awarded cash grants totaling more than $84 million to nonprofit organizations, schools and colleges. In fiscal year 2011 alone, the foundation awarded $4 million in cash grants, and Clorox made product donations valued at $13 million. For more information about Clorox, visit www.TheCloroxCompany.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward-looking statements involve risks and uncertainties. Except for historical information, matters discussed above, including statements about future volume, sales, costs, cost savings, earnings, cash flows, plans, objectives, expectations, growth, or profitability, are forward-looking statements based on management’s estimates, assumptions and projections. Words such as “will,” “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations on such words, and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the fiscal year ended June 30, 2011, as updated from time to time in the company’s SEC filings. These factors include, but are not limited to: the company’s costs, including volatility and increases in commodity costs such as resin, diesel, chlor-alkali, sodium hypochlorite, high-strength bleach, agricultural commodities and other raw materials; increases in energy costs; the ability of the company to implement and generate expected savings from its programs to reduce costs, including its supply chain restructuring and other restructuring plans; supply disruptions or any future supply constraints that may affect key commodities or product inputs; risks inherent in relationships with suppliers, including sole-source or single-source suppliers; risks related to the handling and/or transportation of hazardous substances, including, but not limited to, chlorine; the success of the company’s strategies; the ability to manage and realize the benefits of joint ventures and other cooperative relationships, including the company’s joint venture regarding the company’s Glad® plastic bags, wraps and containers business, and the agreements relating to the provision of information technology, procure to pay and other key services by third parties; risks relating to acquisitions, mergers and divestitures, and the costs associated therewith; risks inherent in maintaining an effective system of internal controls, including the potential impact of acquisitions or the use of third-party service providers, and the need to refine controls to adjust for accounting, financial reporting and other organizational changes or business conditions; the ability of the company to successfully manage tax, regulatory, product liability, intellectual property, environmental and other legal matters, including the risk resulting from joint and several liability for environmental contingencies and risks inherent in litigation, including class action litigation; risks related to maintaining and updating the company’s information systems, including potential disruptions, costs and the ability of the company to implement adequate information systems in order to support the current business and to support the company’s potential growth; the ability of the company to develop commercially successful products that delight the consumer; consumer and customer reaction to price changes; actions by competitors; risks related to customer concentration; customer-specific ordering patterns and trends; risks arising out of natural disasters; the impact of disease outbreaks, epidemics or pandemics on the company’s, suppliers’ or customers’ operations; changes in the company’s tax rate; unfavorable worldwide, regional or local general economic and marketplace conditions and events, including consumer confidence and consumer spending levels, the rate of economic growth, the rate of inflation or deflation, and the financial condition of the company’s customers, suppliers and service providers; foreign currency exchange rate fluctuations and other risks of international operations, including government-imposed price controls; unfavorable political conditions in the countries where the company does business and other operational risks in such countries; the impact of the volatility of the debt and equity markets on the company’s cost of borrowing, cost of capital and access to funds, including commercial paper and its credit facility; risks relating to changes in the company’s capital structure, including risks related to the company’s ability to implement share repurchase plans and the impact thereof on the company’s capital structure and earnings per share; the impact of any unanticipated restructuring or asset-impairment charges and the ability of the company to successfully implement restructuring plans; risks arising from declines in cash flow, whether resulting from declining sales, higher cost levels, tax payments, debt payments, share repurchases, higher capital spending, interest cost increases greater than management’s expectations, interest rate fluctuations, increases in debt or changes in credit ratings, or otherwise; the costs and availability of shipping and transport services; potential costs in the event of stockholder activism; and the company’s ability to maintain its business reputation and the reputation of its brands.

The company’s forward-looking statements in this press release are based on management’s current views and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Non-GAAP Financial Information

This press release contains non-GAAP financial information relating to diluted EPS, sales growth and gross margin. The company has included reconciliations of this information to the most directly comparable financial measure calculated in accordance with generally accepted accounting principles in the U.S. (GAAP). See the end of this press release for the reconciliations of diluted EPS, sales growth and gross margin.

The company has disclosed information related to diluted EPS, sales and gross margin on a non-GAAP basis to supplement its condensed consolidated statements of earnings presented in accordance with GAAP. These non-GAAP financial measures exclude certain items that are included in the company’s EPS, sales and gross margin reported in accordance with GAAP, including charges associated with simplification of the company’s supply chain and other restructuring-related charges, and the impact of foreign exchange and foreign currency transactions. This press release also contains forward-looking financial information for free cash flow and EBIT margin, both non-GAAP measures.

Management believes that these non-GAAP financial measures provide useful additional information to investors about current trends in the company’s operations and are useful for period over period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should only be read in connection with the company’s condensed consolidated statements of earnings presented in accordance with GAAP.

See Below for These Unaudited Third-Quarter Results:

*    Condensed Consolidated Statements of Earnings, Reportable Segment Information and Condensed Consolidated Balance Sheets

*    Reconciliations of Third-Quarter 2012 Sales Growth, Gross Margin and Diluted EPS

Media Relations

Dan Staublin 510-271-1622, dan.staublin@clorox.com

Kathryn Caulfield 510-271-7209, kathryn.caulfield@clorox.com

Investor Relations

Lisah Burhan (510) 271-3269, lisah.burhan@clorox.com

Steve Austenfeld 510-271-2270, steve.austenfeld@clorox.com

For recent presentations made by company management and other investor materials, visit http://investors.thecloroxcompany.com/events.cfm.

The Clorox Company

Condensed Consolidated Statements of Earnings (Unaudited)
Dollars in millions, except per share amounts

	Three Months Ended		Nine Months Ended
	3/31/2012	3/31/2011	3/31/2012	3/31/2011
Net sales	$1,401	$1,304	$3,927	$3,749
Cost of products sold	808	729	2,281	2,121
Gross profit	593	575	1,646	1,628

Selling and administrative expenses	211	182	585	543
Advertising costs	126	125	359	360
Research and development costs	30	29	87	86
Goodwill impairment	-	-	-	258
Interest expense	33	29	92	94
Other income, net	(5)	(9)	(17)	(22)
Earnings from continuing operations before income taxes	198	219	540	309
Income taxes on continuing operations	64	78	171	191
Earnings from continuing operations	134	141	369	118
Discontinued operations:
Earnings from Auto businesses, net of tax	-	-	-	23
(Loss) gain on sale of Auto businesses, net of tax	(2)	10	(2)	247
(Losses) earnings from discontinued operations	(2)	10	(2)	270
Net earnings	$132	$151	$367	$388

Earnings (losses) per share
Basic
Continuing operations	$1.03	$1.03	$2.81	$0.85
Discontinued operations	(0.01)	0.07	(0.01)	1.95
Basic net earnings per share	$1.02	$1.10	$2.80	$2.80

Diluted
Continuing operations	$1.02	$1.02	$2.78	$0.84
Discontinued operations	(0.01)	0.07	(0.01)	1.93
Diluted net earnings per share	$1.01	$1.09	$2.77	$2.77

Weighted average shares outstanding (in thousands)
Basic	130,266	136,364	131,116	138,172
Diluted	131,607	137,689	132,569	139,527

The Clorox Company

Reportable Segment Information
(Unaudited)
Dollars in millions

Third Quarter	Net Sales			Earnings (Losses) from Continuing Operations Before Income Taxes
	Three Months Ended			Three Months Ended
	3/31/2012	3/31/2011	% Change (1)	3/31/2012	3/31/2011	% Change (1)
Cleaning Segment	$447	$407	10%	$101	$89	13%
Household Segment	417	394	6%	77	73	5%
Lifestyle Segment(2)	250	227	10%	77	68	13%
International Segment	287	276	4%	20	39	-49%
Corporate (3)	-	-	0%	(77)	(50)	54%
Total Company	$1,401	$1,304	7%	$198	$219	-10%

Year-to-Date	Net Sales			Earnings (Losses) from Continuing Operations Before Income Taxes
	Nine Months Ended			Nine Months Ended
	3/31/2012	3/31/2011	% Change (1)	3/31/2012	3/31/2011	% Change (1)
Cleaning Segment	$1,256	$1,210	4%	$287	$274	5%
Household Segment	1,117	1,068	5%	153	151	1%
Lifestyle Segment(2)	694	646	7%	201	(66)	405%
International Segment	860	825	4%	93	120	-23%
Corporate(3)	-	-	0%	(194)	(170)	14%
Total Company	$3,927	$3,749	5%	$540	$309	75%

(1) Percentages based on rounded numbers.
(2) The earnings (losses) from continuing operations before income taxes for the Lifestyle segment included a $258 non-cash goodwill impairment charge for the Burt's Bees business for the nine months ended March 31, 2011.
(3) The increase in Corporate losses for the three months ended March 31, 2012, as compared to the three months ended March 31, 2011, is primarily due to higher employee benefit and incentive compensation expenses. The increase in Corporate losses for the nine months ended March 31, 2012 as compared to the nine months ended March 31, 2011, is primarily due to higher employee benefit compensation expenses, gains on asset sales in the prior nine month period and fees related to a withdrawn proxy contest in the current nine month period. These factors were partially offset by lower information technology expenses reflected in Corporate.

The Clorox Company

Condensed Consolidated Balance Sheets
Dollars in millions

	3/31/2012	6/30/2011	3/31/2011
	(Unaudited)		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$303	$259	$153
Receivables, net	557	525	499
Inventories, net	454	382	435
Other current assets	128	113	117

Total current assets	1,442	1,279	1,204

Property, plant and equipment, net	1,039	1,039	1,006
Goodwill	1,120	1,070	1,066
Trademarks, net	558	550	550
Other intangible assets, net	90	83	86
Other assets	137	142	139

Total assets	$4,386	$4,163	$4,051

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Notes and loans payable	$430	$459	$343
Current maturities of long-term debt	850	-	-
Accounts payable	364	423	360
Accrued liabilities	472	442	452
Income taxes payable	15	41	77

Total current liabilities	2,131	1,365	1,232
Long-term debt	1,570	2,125	2,125
Other liabilities	634	619	715
Deferred income taxes	157	140	61

Total liabilities	4,492	4,249	4,133

Contingencies

Stockholders’ deficit
Preferred Stock	-	-	-
Common stock	159	159	159
Additional paid-in capital	624	632	623
Retained earnings	1,263	1,143	1,059
Treasury shares	(1,848)	(1,770)	(1,616)
Accumulated other comprehensive net losses	(304)	(250)	(307)

Stockholders’ deficit	(106)	(86)	(82)

Total liabilities and stockholders’ deficit	$4,386	$4,163	$4,051

The Clorox Company

The tables below present the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures and other supplemental information. See “Non-GAAP Financial Information” above for further information regarding the company’s use of non-GAAP financial measures.

Third-Quarter Sales Growth Reconciliation

	Fiscal	Fiscal
	2012	2011
Base sales growth	6.0%	0.3%
Foreign exchange	-0.2	1.0
Acquisitions	1.7	--

Total sales growth	7.5%	1.3%

Third-Quarter Gross Margin Reconciliation

Q3 fiscal 2011 gross margin	44.1%	Q3 fiscal 2010 gross margin	44.6%

Commodities	-2.0	Commodities	-1.5
Cost savings	1.6	Cost savings	1.8
Pricing	2.5	Pricing	0.6
Logistics and manufacturing	-2.0	Logistics and manufacturing	-1.0
Other *	-2.0	Other	-0.3

Q3 fiscal 2012 gross margin before		Q3 fiscal 2011 gross margin before
impact of charges	42.2	impact of charges	44.2

Restructuring-related charges	0.1	Restructuring-related charges	-0.1

Q3 fiscal 2012 gross margin	42.3%	Q3 fiscal 2011 gross margin	44.1%

* “Other” drivers in gross margin include product and country mix (-140 bps), higher trade-promotion spending (-30 bps), and increases in other costs.

Third-Quarter Diluted EPS Reconciliation

	Fiscal	Fiscal
	2012	2011
Diluted EPS – non-GAAP	1.05	$1.03
Foreign exchange impact	-0.01	0.02
Restructuring and restructuring-related charges	-0.02	-0.03
Diluted EPS – continuing operations	1.02	1.02
(Loss) gain on sale of Auto businesses, net of tax	-0.01	0.07

Diluted EPS – GAAP	$1.01	$1.09